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                                                                   Exhibit 10.22


IMPORTANT--READ CAREFULLY BEFORE OPENING SOFTWARE PACKAGES.
BY OPENING THE SEALED PACKETS CONTAINING THE SOFTWARE, YOU INDICATE YOUR ACCEPTANCE OF THE FOLLOWING CONCORD COMMUNICATIONS LICENSE AGREEMENT.

                    CONCORD COMMUNICATIONS LICENSE AGREEMENT

This is a legal agreement between you and Concord Communications, Inc. By opening the sealed software packets you are agreeing to be bound by the terms of this agreement. If you do not agree to the terms and conditions of this agreement, immediately return the unopened software packages and all accompanying materials to Concord.

LICENSE TERM AND CHARGES. Concord Communications, Inc. ("Concord") hereby grants to you a non-exclusive, nontransferable license to use the enclosed proprietary copyrighted licensed software ("SOFTWARE") owned by Concord and its licensors. The term of this license commences when you open the sealed packages containing the SOFTWARE and will continue until terminated upon default or as otherwise set forth herein. The SOFTWARE may be used on only one host workstation at a time. The SOFTWARE might not be usable by you until you have obtained a license key which enables the Software. By obtaining a license key for the SOFTWARE, you ratify your assent to this agreement.

If the SOFTWARE is used to poll Network Element data and monitor the functioning of your computer network(s), the maximum number ("Number") of Network Elements which may be polled shall be specified on your contract, purchase order, or invoice, and if no Number is so specified, the Number shall be 25. If you desire to increase the Number, you may do so by notifying Concord and paying the applicable price. A Network Element is a resource in your network, for example, an Ethernet, Token Ring, a port, a WAN link, etc., that is identified by a unique "IP address/indices/community string" combination.

RESTRICTIONS. You shall not (and you shall not permit other persons or entities to) (i) directly or indirectly, by electronic or other means, reproduce (except one copy for archival purposes), publish, distribute, rent, lease, sell, sublicense, assign or otherwise transfer the SOFTWARE or any part thereof or this Agreement; (ii) reverse-engineer, decompile, disassemble, merge, modify, create derivative works of, or translate the SOFTWARE or use any part of the SOFTWARE outside the scope of the intended use of the SOFTWARE; (iii) use the SOFTWARE for any purpose other than internal business purposes and not permit sublicensing, time sharing, rental, facility management, service bureau or application development use of the SOFTWARE nor permit publication or distribution of results of any benchmark tests run on the SOFTWARE; or (iv) remove or obscure any copyright, trademark or other proprietary notices or legends from any portion of the SOFTWARE or any associated documentation.

This License Agreement and your rights hereunder will automatically terminate if you fail to comply with any provision of this agreement. Upon such termination, you agree to destroy all copies, installed or otherwise, of the information on the CD which contains the SOFTWARE, and return the CD and all accompanying materials, whether or not lawful, that are in your possession or under your control.


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LIMITED WARRANTY AND LIMITED LIABILITY

     A. Concord warrants that for a period of 180 days from the date of shipment of the CD to you, the SOFTWARE, if operated as instructed, will perform substantially in accordance with the accompanying user documentation and will substantially achieve the functionality described therein. Concord's obligation under this warranty shall be limited as set forth below. Concord does not warrant that the SOFTWARE, due to its complex nature, is totally free from error or omission or that operation will be uninterrupted. All warranty obligations are void if the SOFTWARE has been modified.

     B. Concord's entire liability and your sole remedy shall be limited, at the election of Concord, to (i) replacement of the CD, (ii) refund of your license fee, or (iii) use of Concord's best reasonable efforts to correct, at no charge, SOFTWARE errors of which Concord is the cause. Concord shall have no liability if failure of the SOFTWARE is wholly or partly the result of abuse, misapplication or accident. Any replacement CD will be warranted on the same terms for the remainder of the original warranty period or 30 days, whichever is longer.

     C. EXCEPT AS SPECIFICALLY STATED ABOVE, THE LICENSED SOFTWARE IS PROVIDED WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE LICENSED SOFTWARE IS ASSUMED BY YOU, AND CONCORD ASSUMES NO RESPONSIBILITY FOR THE ACCURACY OR APPLICATION OF OR ERRORS OR OMISSIONS IN THE LICENSED SOFTWARE. IN NO EVENT SHALL CONCORD BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE LICENSED SOFTWARE, EVEN IF CONCORD HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. CONCORD SHALL NOT BE LIABLE FOR ANY BUSINESS INTERRUPTION; LOST PROFITS OR REVENUE; LOSS OF USE OF THE LICENSED SOFTWARE; LOSS OF DATA OR EQUIPMENT; THE COST OF RECOVERING MATERIALS IN THE LICENSED SOFTWARE; THE COST OF SUBSTITUTE SOFTWARE; CLAIMS BY THIRD PARTIES OR OTHER SIMILAR COSTS. AS USED IN THIS PARAGRAPH, THE TERM CONCORD INCLUDES CONCORD'S LICENSORS.

     D. The warranty and remedy set forth herein are exclusive and in lieu of all others, oral or written, expressed or implied. No Concord agent or employee or third party is authorized to make any modification or addition to this warranty.


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     E.   Some states do not allow exclusion or limitation of implied warranties or limitation of liability for incidental or consequential damages, so the above limitations or exclusions may not apply to you.

U.S. GOVERNMENT RESTRICTED RIGHTS. The SOFTWARE is licensed subject to RESTRICTED RIGHTS. Use, duplication, or disclosure by the U.S. Government or any person or entity acting on its behalf is subject to restrictions as set forth in subdivision(c)(1)(ii) of the Rights in Technical Data and Computer Software Clause at DFARS (sec.252.277-7013) for DoD contracts, in paragraphs (c)(1) and
(2) of the Commercial Computer Software Restricted Rights clause in the FAR (sec.52.227-19) for civilian agencies or in other comparable agency clauses. The contractor/manufacturer is Concord Communications, Inc.

GENERAL PROVISIONS. Concord retains all rights not expressly granted. Nothing in this Agreement constitutes a waiver of Concord's rights under U.S. copyright laws or any other federal, state, local, or foreign law or grants you any rights in source code. You are responsible for installation, management and operation of the SOFTWARE. This Agreement shall be construed, interpreted and governed under Massachusetts law.